EXHIBIT 4

KPMG LLP Chartered Accountants	Telephone (403) 691-8000
1200 205 – 5th Avenue SW	Telefax (403) 691-8008
Calgary AB T2P 4B9	www.kpmg.ca

ACCOUNTANTS’ CONSENT

The Board of Directors
Agrium Inc.

We consent to the use of our report dated February 11, 2004 included in this Annual Report on Form 40-F.

Signed “KPMG LLP”

Chartered Accountants
Calgary, Alberta

March 26, 2004